EXHIBIT 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 30, 2006, is by and among ENTERTAINMENT DISTRIBUTION COMPANY, LLC, a Delaware limited liability company (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto (individually a “Guarantor” and collectively the “Guarantors”), the financial institutions party hereto as lenders (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
     WHEREAS, the Borrower, the Guarantors, Glenayre Electronics, Inc., a Colorado corporation, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of May 31, 2005 (as previously amended, modified or supplemented and as further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement as amended hereby); and
     WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENT TO CREDIT AGREEMENT
     1.1 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:
     (a) The definition of “Consolidated Capital Expenditures” is hereby deleted in its entirety and replaced with the following:
     “Consolidated Capital Expenditures” shall mean, for any period, all capital expenditures of the Credit Parties and their Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP. The term “Consolidated Capital Expenditures” shall not include capital expenditures in respect of the reinvestment of proceeds derived from Recovery Events received by the Credit Parties and their Subsidiaries to the extent that such reinvestment is permitted under the Credit Documents, and, for each of the fiscal years 2006, 2007 and 2008, shall not include the Annual SJB Capital Expenditures.

     (b) The definition of “Consolidated EBITDA” is hereby deleted in its entirety and replaced with the following:
     “Consolidated EBITDA” shall mean, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income taxes, (iii) depreciation and amortization expense, and (iv) any non-cash expenses in an aggregate amount not to exceed $700,000 during fiscal year 2006 and $1,000,000 in each other fiscal year during the term of this Agreement resulting from the recognition of non-cash expenses resulting from any stock option, restricted stock grant or profit interest award granted to key employees, all as determined in accordance with GAAP (except for the exclusion of Rebate Payments). Notwithstanding the foregoing, Consolidated EBITDA for the fiscal quarters ended June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005 shall be the respective amounts set forth on Schedule 1.1-4 attached hereto.
     (c) The last sentence of the definition of “Funded Debt” is hereby deleted in its entirety and replaced with the following:
     Notwithstanding the foregoing, (i) the Rebate Payments (subject to the following sentence), including any portion thereof characterized as interest, shall be included in the calculation of Funded Debt and (ii) to the extent that funds have been set aside in a Pension and Employee Loans Escrow Fund or they are otherwise cash collateralized, employee loan obligations and pension obligations shall not be included in the calculation of Funded Debt. For the purposes of determining compliance with Section 5.9 for the fiscal quarters ending March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, the Rebate Payment made on December 31, 2005 totaling $5,507,670 shall not be included in the calculation of Funded Debt.
     (d) The definition of “Revolving Commitment Termination Date” is hereby deleted in its entirety and replaced with the following:
     “Revolving Commitment Termination Date” shall mean May 31, 2007.
     (e) The definition of “Term Loan Maturity Date” is hereby deleted in its entirety and replaced with the following:
     “Term Loan Maturity Date” shall mean December 31, 2010.
     (f) The following definitions are hereby added in appropriate alphabetical order:

     “SJB Project” shall mean the capital expenditure project involving the assembly, manufacturing and packaging of “Super Jewel Boxes” for the Sellers, as set forth in the agreement between Borrower and certain of the Sellers dated January 30, 2006.
     “Annual SJB Capital Expenditure” shall mean $1,220,730 (equal to one-third of the total capital expenditures associated with the SJB Project of $3,662,190).
     “Second Amendment” shall mean that certain Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
     “Second Amendment Effective Date” shall mean June 21, 2006.
     1.2 Amendment to Section 1.3. Section 1.3 of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof:
     The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 5.9 (including without limitation for purposes of the definition of “Pro Forma Basis” set forth in Section 1.1), after consummation of the Acquisition (as defined in the Second Amendment), (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target (as defined in the Second Amendment) shall be included in such calculations to the extent relating to such applicable period, and (B) Indebtedness of such Target which is retired in connection with such Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.
     1.3 Amendment to Section 2.2(b). Section 2.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     (b) Repayment of Term Loan. The principal amount of the Term Loan shall be repaid in six (6) installments as follows:

Payment Date	Term Loan Principal
Principal Amortization	Amortization Payment
December 31, 2005	$5,000,000
December 31, 2006	$6,500,000
December 31, 2007	$8,000,000
December 31, 2008	$9,000,000
December 31, 2009	$9,000,000
Term Loan Maturity Date	$9,000,000

     1.4 Amendment to Section 2.7(b)(v). Section 2.7(b)(iv) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     Excess Cash Flow. Within seventy-five (75) days after the end of each fiscal quarter ending December 31, commencing with the fiscal quarter ending December 31, 2006, the Borrower shall prepay the Loans and cash collateralize the LOC Obligations in an amount equal to 75% of the Excess Cash Flow earned during the twelve-month period then ended (such prepayments to be applied as set forth in clause (vi) below); provided, that if the Leverage Ratio is less than or equal to 1.50 to 1.0 as of the end of any fiscal year as demonstrated by the officer’s Compliance Certificate most recently delivered pursuant to Section 5.2(b), the Borrower shall not be required to prepay the Loans and/or cash collateralize the LOC Obligations on account of the Excess Cash Flow earned during such prior fiscal year.
     1.5 Amendment to Section 5.1(b). Section 5.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of the Borrower, a company-prepared Consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared Consolidated and consolidating statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year and the annual budget plan delivered in accordance with Section 5.1(d) below (subject to normal recurring year-end audit adjustments); and
     1.6 Amendment to Section 5.9(a). Section 5.9(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     (a) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower occurring during the periods indicated below, shall be less than or equal to the following:

Fiscal Quarter Ending	Required Ratio
September 30, 2005	3.30 to 1.00
December 31, 2005	2.85 to 1.00
March 31, 2006	2.75 to 1.00
June 30, 2006 and September 30, 2006	2.50 to 1.00
December 31, 2006 and thereafter	2.00 to 1.00

     1.7 Amendment to Section 5.9(b). Section 5.9(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Borrower occurring during the periods indicated below, shall be greater than or equal to the following:

Fiscal Quarter Ending	Required Ratio
September 30, 2005 through March 31, 2006	1.10 to 1.00
Thereafter	1.25 to 1.00

     1.8 Amendment to Section 5.12(b). Section 5.12(b) is hereby deleted in its entirety and replaced with the following:
     (b) Each Credit Party shall cause the Cash Collateral to be pledged to the Administrative Agent for the benefit of the Lenders from the Closing date until the Second Amendment Effective Date.
     1.9 Release of Cash Collateral. For the avoidance of doubt, pursuant to the provisions of Sections 4(c)(ii) and 2(c)(iii) of the Cash Collateral Agreement and the amendment to Section 5.12(b) of the Credit Agreement set forth above, the Cash Collateral is hereby released upon the Second Amendment Effective Date.
ARTICLE II
CONDITIONS TO EFFECTIVENESS
     2.1 Closing Conditions.
     This Amendment shall become effective as of the date hereof (the “Second Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

     (a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Lenders and the Administrative Agent.
     (b) Dutch Pledge Documents. The Administrative Agent shall have received copies of each document reasonably requested by the Administrative Agent to effectuate the pledge by the Company of 65% of its ownership interest in the Dutch Holding Company, including, without limitation, a Dutch law governed pledge agreement and a legal opinion of counsel to the Borrower and the Dutch Holding Company covering, among other things, corporate and perfection matters, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
     (c) Jewel Box Documents. The Administrative Agent shall have received a copy of the documentation evidencing the SJB Project including, without limitation, any document evidencing Seller’s obligation to reimburse the Borrower no later than the third anniversary from the date the equipment that is the subject of the SJB Project becomes operational, which is currently expected to occur in the third quarter of 2006, certified by an officer of the Borrower as true, correct and complete.
     (d) Amendment Fee. The Borrower shall have paid or caused to be paid an additional amendment fee to the Administrative Agent in connection with this Amendment for the account of each Lender that shall have returned executed signature pages to this Amendment no later than 5:00 p.m. on Wednesday, June 21, 2006, as directed by the Agent, in an aggregate amount equal to $83,000 to be allocated among the Lenders pro rata according to their Commitment Percentage.
     (e) Other. The Administrative Agent shall have received such other documents, agreements or information which it may reasonably request relating to the Credit Parties and the transactions contemplated by this Amendment and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Administrative Agent in its sole good faith discretion.
ARTICLE III
MISCELLANEOUS
     3.1 Amended Terms. All references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

     3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows as of the date hereof:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
     (d) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
     3.3 Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Documents.
     3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
     3.5 Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
     3.6 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.
     3.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     3.8 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
     3.9 Fees. The Borrower agrees to pay all fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and expenses of Moore & Van Allen PLLC.
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     IN WITNESS WHEREOF the Borrower, the Guarantors, the Lenders, and the Administrative Agent have caused this Amendment to be duly executed on the date first above written.

BORROWER:	ENTERTAINMENT DISTRIBUTION COMPANY, LLC,
a Delaware limited liability company

	By:	/s/ Debra Ziola

	Name:	Debra Ziola
	Title:	Chief Financial Officer

GUARANTORS:	ENTERTAINMENT DISTRIBUTION COMPANY (USA), LLC,
a Delaware limited liability company

	By:	/s/ Debra Ziola

	Name:	Debra Ziola
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS	WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

	By:	/s/ Samantha Wright Jones

	Name:	Samantha Wright Jones
	Title:	Vice President

ING CAPITAL LLC, as a Lender

	By:	/s/ Andrew T. Layton

	Name:	Andrew T. Layton
	Title:	Vice President